UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 405-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 11, 2007, the shareholders of AXIS Capital Holdings Limited, a Bermuda company (the “Company”) approved the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan (the “Plan”) at the Company’s Annual General Meeting of Shareholders.  The terms of the Plan are set forth in Annex A to the proxy statement for the Company’s Annual General Meeting that was filed with the Securities and Exchange Commission on March 28, 2007, and the description of the Plan in the section of the proxy statement entitled “Proposal No. 2 – Approval of the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan” is incorporated herein by reference.

Forms of Employee Restricted Stock Agreement, Employee Restricted Stock Unit Agreement, Director Restricted Stock Agreement and Director Restricted Stock Unit Agreement for awards issuable under the Plan are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 8.01.         Other Events.

On May 11, 2007, at a regular meeting of the Board of Directors of the Company (the “Board”), the Board, based on a recommendation by its Corporate Governance and Nominating Committee, established a Risk Committee of the Board.  The purpose of the Risk Committee is to assist the Board in its oversight of risks to which the Company is exposed.  The Board appointed directors Mr. Geoffrey Bell, Mr. John Charman, Mr. Donald Greene, Mr. Jurgen Grupe, Mr. Maurice Keane and Sir Andrew Large as the initial members of the Risk Committee, with Sir Andrew Large serving as Chairman.  A copy of the Charter of the Risk Committee will be available under the “Investor Information” section of the Company’s website at www.axiscapital.com.

Item 9.01           Financial Statements and Exhibits

(d)  Exhibits

10.1         Form of Employee Restricted Stock Agreement.

10.2         Form of Employee Restricted Stock Unit Agreement.

10.3         Form of Director Restricted Stock Agreement

10.4         Form of Director Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2007

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Form of Employee Restricted Stock Agreement.
10.2	Form of Employee Restricted Stock Unit Agreement.
10.3	Form of Director Restricted Stock Agreement
10.4	Form of Director Restricted Stock Unit Agreement